Exhibit 4.1

10.750% SENIOR NOTES DUE 2016

INDENTURE

by and between

STANDARD PACIFIC ESCROW LLC

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Dated as of September 17, 2009

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

		Page
Section 12.09.	No Recourse against Others	66
Section 12.10.	Successors and Assigns	67
Section 12.11.	Duplicate Originals	67
Section 12.12.	Severability	67

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of this Indenture.

TIA Indenture Section	Section
310(a)(1)	7.10
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.10
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.02
(c)	12.02
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.13
(b)	10.05
(c)	10.05
(d)	10.05
(e)	N.A.

N.A. means Not Applicable.

v

INDENTURE dated as of September 17, 2009, by and between STANDARD PACIFIC ESCROW LLC, a Delaware corporation (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined) of the 10.750% Senior Notes due 2016 of the Company (the “Initial Notes”) to be issued, from time to time, in one or more series as in this Indenture provided and, if and when issued pursuant to a registered or private exchange for the Initial Notes, the Company’s 10.750% Senior Notes due 2016 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”)

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Assets” means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Notes” means any newly issued Notes, issued after the Original Issue Date from time to time in accordance with the terms of Section 2.01(b)(i) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or (iii) any other assets of the Company or any Restricted Subsidiary having a fair market value (as determined in good faith by the Board of Directors) in excess of $1,000,000 disposed of in a single transaction or series of related transactions outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary) and (B) a merger, consolidation or transfer of all or substantially of the Company’s assets to which Section 5.01 applies.

“Assumption” means the consummation of the transactions whereby Standard Pacific will assume all of the obligations of the Company under the Notes and this Indenture and the Guarantors will guarantee the Notes and this Indenture pursuant to the SP Assumption Supplemental Indenture and other agreements and the Trustee will become a party to the Intercreditor Agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Credit Facility” means the Revolving Credit Facility, the Term Loan Facilities, any other bank credit agreement or credit facility entered into in the future by the Company or any Restricted Subsidiary and any other agreement (including all related ancillary agreements) pursuant to which any of the Indebtedness, Obligations, commitments, costs, expenses, fees, reimbursements and other indemnities payable or owing under the Revolving Credit Facility, any Term Loan Facility or any other bank credit agreement or credit facility (or under any subsequent Bank Credit Facility) may be Refinanced, restructured, renewed, extended, refunded, replaced or increased, as any such Revolving Credit Facility, Term Loan Facility, bank credit agreement, credit facility or other agreement may from time to time at the option of the parties thereto be amended, renewed, supplemented or otherwise modified.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of any Person to have been duly adopted by the Board of Directors of such Person, which is in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means “Temporary Cash Investments”, as defined in the Credit Agreement.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(ii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, other than any such sale to one or more Restricted Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be; or

(iii) a “Change of Control” occurs under any of the Other Public Notes or any other notes issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States.

“Collateral” means the property of the Company and the Pledgor Subsidiaries which is at any time subject to the Pledge Agreement

“Collateral Agent” means Bank of America, N.A., in its capacity as Collateral Agent under the Pledge Agreement and the Intercreditor Agreement, and its successors, assigns and replacements in such capacity.

“Collateral Documents” means, collectively, the Pledge Agreement, the Intercreditor Agreement and any agreements, documents, or instruments (including UCC financing statements) required to be executed pursuant to the foregoing and relating to the Collateral referred to therein, in each case as amended or modified from time to time.

“Collateral Release” means a release of Collateral following a Collateral Release Date.

“Collateral Release Date” means any date on which all Liens on the Collateral are released in accordance with the terms of the Indenture or the Collateral Documents.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” with respect to the Company as of any date of determination means the ratio of the Company’s EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. If the Indebtedness which is being Incurred is Incurred in connection with an acquisition by the Company or a Restricted Subsidiary, the Consolidated Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Indebtedness and the EBITDA as if the acquisition had occurred at the beginning of the four fiscal quarter period (x) of the Person becoming a Restricted Subsidiary, or (y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by the Company or a Restricted Subsidiary.

“Consolidated Interest Expense” of the Company means, for any period, the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to mortgage banking operations, plus the product of (i) cash dividends paid on any Preferred Stock of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

“Consolidated Interest Incurred” of the Company means, for any period, Consolidated Interest Expense, plus or minus without duplication, the difference between capitalized interest for such period and the interest component of cost of goods sold for such period.

“Consolidated Net Income” for any period, means the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person in which the Company or any Restricted Subsidiary has a joint interest with a third party (other than an Unrestricted Subsidiary) shall be included only to the extent of the lesser of: (A) the amount of dividends or distributions actually paid to the Company or a Restricted Subsidiary; or (B) the Company’s direct or indirect proportionate interest in the Net Income of such Person; provided that, so long as the Company or a Restricted Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to this clause (B); (ii) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions (the fair value of which, if other than in cash, to be determined by the Board of Directors, in good faith) by such Subsidiary to the Company or to any of its consolidated Restricted Subsidiaries; and (iii) the Net Income of any Unrestricted Subsidiary, any Homebuilding Joint Venture or any other Person in which the Company, or any Restricted Subsidiary has a joint interest with a third party that is not existing on June 30, 2009 shall be included only to the extent that the aggregate amount of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) by such Subsidiary or Homebuilding Joint Venture, to the Company or to any of its consolidated Restricted Subsidiaries exceeds the aggregate amount of unpaid loans or advances and unreturned capital contributions made by the Company or any Restricted Subsidiary in or to such Subsidiary or Homebuilding Joint Venture.

“Consolidated Net Worth” of the Company means consolidated stockholders’ equity of the Company less any increase in stockholders’ equity of each of the Unrestricted Subsidiaries subsequent to June 30, 2009 attributable to the Company or any of its Restricted Subsidiaries, as determined in accordance with GAAP.

“Consolidated Tangible Net Worth” with respect to the Company means the consolidated stockholders’ equity of the Company, as determined in accordance with GAAP, less: (i) that portion of any increase in each of the Unrestricted Subsidiaries’ stockholders’ equity subsequent to June 30, 2009 attributable to the Company or any of its Restricted Subsidiaries, as determined in accordance with GAAP; and (ii) the Intangible Assets of the Company and the Restricted Subsidiaries.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business in Chicago, Illinois shall be principally administered, which office as of the date of this instrument is located at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee gives notice to the Company, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“Credit Agreement” means that certain Revolving Credit Agreement, dated as of August 31, 2005 among Standard Pacific, the several financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, supplemented and otherwise modified from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock; or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes; provided, however, that Disqualified Stock shall not include Capital Stock which is redeemable solely pursuant to a change in control provision that does not (A) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change of Control and (B) require the Company to pay the redemption price therefor prior to the repurchase date specified under Section 3.08 hereof.

“EBITDA” of the Company for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense; (ii) depreciation expense; (iii) amortization expense; and (iv) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments in the future and for which an accrual or reserve is, or is required by GAAP, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

“Escrow Account” means a segregated account, under the sole control of the Trustee that includes only cash, the proceeds thereof and interest earned thereon, free from all Liens (other than those Liens in favor of the Trustee permitted under the Escrow Agreement).

“Escrow Agreement” means the Escrow Agreement dated as of the date hereof, among The Bank of New York Mellon Trust Company, N.A. (acting in its capacities as the escrow agent thereunder and as Trustee) and the Company, relating to the Escrow Account.

“Escrow Redemption Date” means October 16, 2009 (or such earlier date as Standard Pacific determines in its sole discretion that the conditions precedent to the release of funds held in the Escrow Account cannot be satisfied).

“Escrow Redemption Price” means an amount of cash equal to 101% of the initial offering price of the Notes (after giving effect to original issue discount), plus accrued and unpaid interest to, but excluding, the Escrow Redemption Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Indenture.

“Guarantee” means any guarantee by a Guarantor of the Notes that may be issued under this Indenture, executed pursuant to the terms of this Indenture, as amended or supplemented from time to time.

“Guarantors” means all of the Subsidiaries of Standard Pacific that execute a Guarantee of the Notes on the Refinancing Completion Date and any Restricted Subsidiary that subsequently executes a Guarantee of the Notes pursuant to the terms of this Indenture, until such time as any such Subsidiary is released from its Guarantee pursuant to the terms of this Indenture.

“Hedging Obligations” of any Person means the net obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Holder” means the person in whose name a Note is registered on the Registrar’s books.

“Homebuilding Joint Venture” means: (i) any Unrestricted Subsidiary; and (ii) any Person in which the Company or any of its Subsidiaries has an ownership interest but less than an 80% ownership interest that, in each case, was formed for and is engaged in homebuilding operations.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means on any date of determination (without duplication):

(i) the principal of and premium (if any) in respect of:

(a)	indebtedness of such Person for money borrowed; and

(b)	indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii) all Capitalized Lease Obligations of such Person;

(iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but in each case excluding (A) accounts payable and accrued expenses arising in the ordinary course of business and which are not more than 90 days past due and not in dispute and (B) any obligation to pay a contingent purchase price as long as such obligation remains contingent) which would appear as a liability on a balance sheet of a Person prepared on a consolidated basis in accordance with GAAP, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency, other than a contingency solely within the control of such Person, giving rise to the obligations, of any contingent obligations as described above at such date; provided, however, that (i) in the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Restricted Subsidiary agrees to maintain for a joint venture a minimum ratio of Indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Restricted Subsidiary (or which would be owing upon demand of the lender) at such date under such agreements will be included in Indebtedness and (ii) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

For purposes of calculating the Indebtedness of the Company under this Indenture, such calculation shall include the Indebtedness listed in clauses (i) through (viii) of the definition of “Indebtedness”, minus cash and temporary cash investments of the Company and its Restricted Subsidiaries not subject to any Lien, encumbrance, or restriction in excess of $5,000,000.

“Indenture” means this Indenture as amended, modified or supplemented from time to time.

“Intangible Assets” means the amount (to the extent reflected in determining consolidated stockholders’ equity) of: (A) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Company or any Restricted Subsidiary; and (B) all goodwill, trade names, trademarks, patents and other like intangibles.

“Intercreditor Agreement” means the Collateral Agent and Intercreditor Agreement dated as of May 3, 2006 among the Collateral Agent, the Trustee, Standard Pacific, the Pledgor Subsidiaries and the Creditor Representatives referred to therein, as amended, supplemented and otherwise modified from time to time.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

“Investment Grade” means, with respect to a debt rating of the Notes, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Maturity” means the date on which the principal of the Notes becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage” means a first priority mortgage or first priority deed of trust on improved real property.

“Net Income” of any Person means the net income (loss) of such Person, determined in accordance with GAAP; excluding, however, from the determination of Net Income (i) all gains (to the extent that they exceed all losses) realized upon the sale or other disposition (including, dispositions pursuant to sale leaseback transactions) of any real property or equipment of such Person, which is not sold or otherwise disposed of in the ordinary course of business, or of any Capital Stock of such Person or its Subsidiaries owned by such Person, (ii) all non-cash compensation expenses, and (iii) all non-cash charges relating to the revaluation of earnouts or similar obligations.

“Net Proceeds” means with respect to any sale, assignment, exchange, lease, transfer or other disposition of assets, the consideration received by the Company (or a Restricted Subsidiary, as the case may be) for such disposition after (i) provision for all income and other taxes resulting from such asset disposition, (ii) payment of all brokerage commissions, underwriting, legal, accounting, appraisal and other fees and expenses related to such asset sale and (iii) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such asset disposition and retained by the Company or a Restricted Subsidiary after such asset sale, including, pension and other post-employment benefit liabilities and against any indemnification obligations associated with the assets sold or disposed of in such asset sale.

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a Lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

“Notes” has the meaning assigned to it in the preamble to this Indenture. Except as expressly provided herein, the Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Issue Date” means the date of the original issue of any of the Notes pursuant to this Indenture.

“Other Public Notes” means the Company’s 7% Senior Notes due 2015, the Company’s 6 1/4% Senior Notes due 2014, the Company’s 7 3/4% Senior Notes due 2013, the Company’s 9 1/4% Senior Subordinated Notes due 2012, the Company’s 6% Convertible Senior Subordinated Notes due 2012, the Company’s 6 7/8% Senior Notes due 2011, and the Company’s 6 1/ 2% Senior Notes due 2010.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement dated as of May 3, 2006 among Standard Pacific, the Subsidiaries of Standard Pacific party thereto and the Collateral Agent granting a lien to the Collateral Agent for the benefit of the holders of the Qualified Obligations, in each case as at any time amended, modified, supplemented, renewed or extended.

“Pledgor Subsidiaries” has the meaning given in the Pledge Agreement.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Qualified Obligations” has the meaning given in the Pledge Agreement and, from and after the Refinancing Completion Date, includes the Obligations under the Notes and this Indenture.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means Citigroup Global Markets Inc and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York City, a “primary treasury dealer,” the Company will substitute therefor another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Refinance” means, in respect of Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinancing” shall have a correlative meaning.

“Refinancing Completion Date” means the date on which the funds held in the Escrow Account are released upon satisfaction of all conditions precedent to such release, as set forth in the Escrow Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date on March 15 on the Notes means March 1 and for the interest payable on any Interest Payment Date on September 15 on the Notes means September 1(in each case whether or not a Business Day).

“Related Business” means, for the purposes of the definition of “Additional Assets,” any business related, ancillary or complementary (as defined in good faith by the Board of Directors) to the business of the Company and the Restricted Subsidiaries on the Original Issue Date.

“Restricted Investment” means any loan, advance, capital contribution or transfer (including by way of guaranty or other similar arrangement) in or to any Unrestricted Subsidiary, Homebuilding Joint Venture or any Person in which the Company, directly or indirectly, has an ownership interest but less than an 80% ownership interest; provided, however, that loans, advances, capital contributions or transfers (including by way of guaranty or other similar arrangement) to a Homebuilding Joint Venture shall be counted as a Restricted Investment only to the extent that the aggregate at any one time outstanding of all such amounts expended (or with respect to guaranties or similar arrangements the amounts then guaranteed) exceed, subsequent to June 30, 2009, 30% of Consolidated Tangible Net Worth in the aggregate for all Homebuilding Joint Ventures. In the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Restricted Subsidiary agrees to maintain for a joint venture a minimum ratio of indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Restricted Subsidiary (or which would be owing upon demand of the lender) under such agreements will be counted as a Restricted Investment. Restricted Investment shall include the fair market value of the net assets of any Restricted Subsidiary that at any time is designated an Unrestricted Subsidiary. Any property transferred to an Unrestricted Subsidiary, and the net assets of a Restricted Subsidiary that is designated an Unrestricted Subsidiary, shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

“Restricted Subsidiary” means any 80% or more owned Subsidiary that has not been designated an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) or other analogous documents entered into in connection with any refinancing, restructuring, renewal, extension, refunding, replacement or increase thereof, as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) and to add any Subsidiary as additional direct obligors thereunder.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., a New York corporation or any successor to its debt rating business.

“SEC” means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

“SP Assumption Supplemental Indenture” means a supplemental indenture, substantially in the form as set forth in Exhibit D hereto to be entered into on the Refinancing Completion Date, among Standard Pacific, the Guarantors and the Trustee.

“Standard Pacific” mean Standard Pacific Corp., a Delaware corporation.

“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal of or interest on the Notes is due and payable.

“Subordinated Notes” means the Company’s 9 1/4% Senior Subordinated Notes due 2012 and the 6% Convertible Senior Subordinated Notes due 2012.

“Subsidiary” means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company and its Subsidiaries, or any person in which the Company and its Subsidiaries have at least a majority interest.

“Term Loan A Facility” means that certain Term Loan A Credit Agreement (the “Term Loan A Credit Agreement”), dated as of May 5, 2006 among the Company, the several financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent, and the other Loan Documents (as defined in the Term Loan A Credit Agreement) or other analogous documents entered into in connection with any Refinancing, restructuring, renewal, extension, refunding, replacement or increase thereof, as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) and to add any Subsidiary as additional direct obligors thereunder.

“Term Loan B Facility” means that certain Term Loan B Credit Agreement (the “Term Loan B Credit Agreement”), dated as of May 5, 2006 among the Company, the several financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent, and the other Loan Documents (as defined in the Term Loan B Credit Agreement) or other analogous documents entered into in connection with any Refinancing, restructuring, renewal, extension, refunding, replacement or increase thereof, as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) and to add any Subsidiary as additional direct obligors thereunder.

“Term Loan Facilities” means, collectively, the Term Loan A Facility and the Term Loan B Facility.

“TIA” means the Trust Indenture Act of 1939, as in effect from time to time.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Trigger Event” has the meaning given in the Intercreditor Agreement.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor serving hereunder.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Administration—Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“U.S. government obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on or principal of any such U.S. government obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of the U.S. government obligation evidenced by such depositary receipt.

“United States” means the United States of America.

“Unrestricted Subsidiary” means: (i) any Subsidiary in which the Company, directly or indirectly, has less than an 80% ownership interest; (ii) any 80% or more owned Subsidiary which in accordance with Section 4.12 hereof has been designated in a resolution adopted by the Board of Directors as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with Section 4.12 hereof, be designated by a resolution of the Board of Directors as a Restricted Subsidiary; and (iii) any 80% or more owned Subsidiary a majority of the Voting Stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries. As of the date hereof, Standard Pacific Mortgage, Inc. and its Subsidiaries and Standard Pacific Investment Corp. and its Subsidiaries are Unrestricted Subsidiaries.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Warehouse Facility” means any bank credit agreement, repurchase agreement or other credit facility entered into to finance the making of Mortgage loans originated by the Company or any of its Subsidiaries.

“Wholly-Owned Subsidiary” means a Subsidiary, all of the Capital Stock (whether or not voting, but exclusive of directors’ qualifying shares) of which is owned by the Company or a Wholly-Owned Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in
“Adjusted Net Assets”	11.06

“Affiliate Transaction”	4.10

“Asset Sale Offer”	4.09

“Asset Sale Offer Amount”	4.09

“Asset Sale Purchase Date”	4.09

“Business Day”	12.06

“Company”	Preamble

“Covenant Defeasance”	8.01

“Exchange Notes”	Recitals

“Extinguished Covenants”	4.15

“Event of Default”	6.01

“Funding Guarantor”	11.06

“Guarantee”	11.01

“Gross Proceeds Deposit”	4.16

“Initial Notes”	Recitals

“Legal Defeasance”	8.01

“Legal Holiday”	12.06

“Notes”	Recitals

“Notice of Default”	6.01(c)

“OID”	2.01

“Paying Agent”	2.04

“Registrar”	2.04

“Repurchase Date”	3.08

“Repurchase Price”	3.08

“Restricted Payments”	4.08

“Trustee”	Preamble

Section 1.03. Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them by such definitions.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural, and in the plural include the singular;

(f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(g) provisions apply to successive events and transactions.

ARTICLE TWO

THE NOTES

Section 2.01. Amount of Notes.

(a) The aggregate principal amount of Notes, which may be authenticated and delivered under this Indenture on the Original Issue Date is $280,000,000. All Notes shall be identical in all respects other than issue prices and issuance dates. The Notes may be issued in one or more series; provided, however, that any Notes issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Notes that are issued with a different amount of OID or are not issued with OID. All Notes of any one series shall be substantially identical except as to denomination.

(b) (i) Issuance of Additional Notes. Subject to Section 4.06, the Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, and amount of interest payable on the first payment date applicable thereto. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture but may or may not be fungible for federal income tax purposes and may have a different “CUSIP”, “ISIN” or “Common Code” number from the Initial Notes.

(c) With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(i)	the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(ii)	the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(iii)	the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

(iv)	the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes.

If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the series.

Section 2.02. Form and Dating.

Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication and any Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Note shall be dated the date of its authentication.

Section 2.03. Execution and Authentication.

Two Officers shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $280,000,000, (b) subject to the terms of this Indenture, including Section 4.06, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Notes for issue in a Registered Exchange Offer pursuant to the Registration Agreement for a like principal amount of Initial Notes exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notice and demands.

Section 2.04. Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor in accordance with Section 7.07. The Company or any of its domestically incorporated Wholly-Owned Restricted Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.05. Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of Holders and the Trustee all money held by the Paying Agent for the payment of principal, interest or premium on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly-Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent (if other than the Company or any of its Wholly-Owned Restricted Subsidiaries) shall have no further liability for the money.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee or the Paying Agent is not the Registrar, the Company shall furnish to the Trustee and each Paying Agent at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee or the Paying Agent may reasonably require of the names and addresses of Holders.

Section 2.07. Replacement Notes.

If the Holder of a Note claims that the Note has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and, upon written request of any Officer of the Company, the Trustee shall authenticate a replacement Note; provided, in the case of a lost, destroyed or wrongfully taken Note, that the requirements of Section 8-405 of the New York Uniform Commercial Code are met. If any such lost, destroyed, mutilated or wrongfully taken Note shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Note therefor, pay such Note without requiring (except in the case of a mutilated Note) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced, including the acquisition of such Note by a bona fide purchaser. The Company or the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity date money sufficient to pay all principal and interest payable on that date with respect to Notes, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.09. Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Note, the Company shall execute and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder.

Section 2.10. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, redemption or payment. The Trustee and no one else shall cancel and dispose of in accordance with its standard procedures, or retain in accordance with its standard retention policy, all Notes surrendered for registration or transfer, exchange, redemption, payment or cancellation.

Section 2.11. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix such special record date and an Interest Payment Date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered.

Section 2.13. CUSIP, ISIN or Common Code Numbers.

The Company in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP,” “ISIN” or “Common Code” numbers.

Section 2.14. Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity date with respect to each Note, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such Interest Payment Date or Maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity date, as the case may be.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

Section 3.01. Optional Redemption.

(a) The Company may, at its option, redeem the Notes, in whole or in part, at any time or from time to time on or after the Refinancing Completion Date and prior to the Maturity Date, at a Redemption Price equal to the greater of: (i) 100% of the aggregate principal amount of Notes to be redeemed; or (ii) the sum, as determined by the Quotation Agent, of 100% of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the Maturity Date of the Notes to be redeemed (exclusive of interest accrued to the redemption date), discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 75 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to the redemption date.

(b) In the case of any optional redemption of the Notes, interest installments whose Stated Maturity is on or prior to the redemption date will be payable to the Holders of such Notes at the close of business on the relevant Regular Record Date. Notes (or portions thereof) for whose redemption provision is made in accordance with this Indenture shall cease to bear interest from and after the redemption date.

Section 3.02. Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.01 hereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price and the applicable CUSIP, ISIN or Common Code numbers.

The Company shall give each notice provided for in this Section 3.02 at least 5 days before the notice of any such redemption is to be mailed to Holders (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.03. Selection of Notes to be Redeemed.

If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from Notes outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Notes so selected. Notes and portions of them it selects shall be in amounts equal to the minimum denomination of $2,000 or multiples in excess thereof of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the aggregate principal amount thereof to be redeemed.

Section 3.04. Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will mail or caused to be mailed, a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article Eight hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price (or formula for calculating the same);

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date, subject to the satisfaction of any condition to such redemption;

(g) no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes; and

(h) if notice of redemption of Notes to be redeemed has been given by the Company and funds sufficient to pay the redemption price (including any accrued and unpaid interest) of all Notes to be redeemed on the redemption date are irrevocably available for the redemption of the Notes called for redemption on the redemption date, that the Notes called for redemption shall cease to bear interest on and after such redemption date and that the only remaining right of the Holders will be to receive payment of the redemption price.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04 hereof, Notes called for redemption become irrevocably due and payable on the redemption date and at the redemption price as set forth in the notice of redemption, subject to the satisfaction of any conditions to such redemption. A notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date.

Section 3.06. Deposit of Redemption Price.

On or before 11:00 a.m. New York time, on any redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

Section 3.07. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for each Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.08. Change of Control.

Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the provisions of the next paragraph.

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

(a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date) (the “Repurchase Price”);

(b) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

(c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Repurchase Date”);

(d) that any Note not tendered or accepted for payment will continue to accrue interest;

(e) that any Note accepted for payment shall cease to accrue interest after the Repurchase Date;

(f) that Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Repurchase Date;

(g) that Holders will be entitled to withdraw their election if the Paying Agent receives, no later than three days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased; and

(h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Repurchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. The Company will publicly announce the results on or as soon after as practical the Repurchase Date. For purposes of this Section 3.08, the Trustee shall act as the Paying Agent.

Section 3.09. Special Mandatory Redemption.

(a) Terms used in this Section 3.09 and not otherwise defined in this Indenture have the meanings set forth in the Escrow Agreement.

(b) In accordance with the terms and conditions of the Escrow Agreement, (i) if the conditions to the release of the Escrow Funds are not satisfied on or prior to October 16, 2009, the Company shall redeem all and not less than all of the Notes at the Escrow Redemption Price on October 16, 2009, with notice of such redemption to be provided on such date; and (ii) the Company may, on or prior to October 16, 2009, if the Company determines in its sole discretion that the Release Documents cannot be provided on or prior to October 16, 2009, redeem all and not less than all of Notes at the Escrow Redemption Price no later than one Business Day prior to the Optional Special Redemption Date. In each case, the redemption hereunder shall be made pursuant to the Escrow Agreement.

(c) Upon receipt of a written notice from the Trustee pursuant to clause 4(b) of the Escrow Agreement, the Company shall deliver a notice of redemption to each Holder pursuant to the terms set forth in the Escrow Agreement.

(d) For Global Notes which are held on behalf of DTC, Euroclear or Clearstream, notices may be given of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled accountholders in substitution for the aforesaid mailing.

(e) The notice shall identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable and shall state:

(i)	the applicable clause in the Escrow Agreement pursuant to which the Company is permitted or required to release the Escrow Funds to the Paying Agent; and

(ii)	the redemption date and the redemption price;

(iii)	that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

(f) Failure to redeem the Notes when required pursuant to this Section will constitute an Event of Default with respect to the Notes.

ARTICLE FOUR

COVENANTS

Section 4.01. Payment of Notes.

The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided therein and in this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money designated for and sufficient to pay the installments.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to and upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

Section 4.03. Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.

Section 4.04. Maintenance of Corporate Existence.

The Company will cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company; provided, however, that nothing in this Section 4.04 shall prevent a consolidation or merger of the Company not prohibited by the provisions of Article Five.

Section 4.05. Compliance with Securities Laws.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section 3.08 or 4.09 hereof. To the extent that the provisions of any securities laws or regulations conflict with said provisions hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under said provisions hereunder by virtue thereof.

Section 4.06. Limitation on Additional Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless, after giving effect thereto, either:

(i)	(i) the ratio of Indebtedness of the Company and the Restricted Subsidiaries (excluding, for purposes of this calculation only, purchase money mortgages that are Non-Recourse Indebtedness), to Consolidated Tangible Net Worth of the Company is less than 2.25 to 1; or

(ii)	the Consolidated Coverage Ratio exceeds 2.0 to 1.

(b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur:

(i)	Indebtedness under one or more Bank Credit Facilities in an amount not in excess of $1,100 million outstanding in the aggregate at any one time;

(ii)	purchase money mortgages that are Non-Recourse Indebtedness;

(iii)	Indebtedness Incurred under a Warehouse Facility; provided that the amount of such Indebtedness (excluding funding drafts issued thereunder) outstanding at any time pursuant to this clause (iii) may not exceed 98% of the value of the Mortgages pledged to secure Indebtedness thereunder;

(iv)	Indebtedness Incurred solely for the purpose of refinancing or repaying any existing Indebtedness so long as:

(A)	the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness refinanced or repaid (plus the premiums or other payments required to be paid in connection with such refinancing or repayment and the expenses incurred in connection therewith);

(B)	the maturity of such new Indebtedness is not earlier than that of the existing Indebtedness to be refinanced or repaid;

(C)	such new Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be refinanced or repaid;

(D)	the new Indebtedness ranks equally with or is junior to the Indebtedness being refinanced or repaid; and

(E)	the existing and new Indebtedness are obligations of the same entity;

(v)	(A) Indebtedness of the Company owed to a Guarantor and Indebtedness of any Guarantor owed to the Company or any other Guarantor; and (B) Indebtedness of any Restricted Subsidiary to the Company; provided that in the case of clause (A), upon any Guarantor ceasing to be a Guarantor or such Indebtedness being owed to any Person other than the Company or a Guarantor, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have Incurred Indebtedness not permitted by this clause (v).

(vi)	the Notes (other than Additional Notes) and the related guarantees.

(c) For purposes of determining compliance with this Section 4.06, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (i) through (vi) of Section 4.06(b), or is entitled to be incurred pursuant to Section 4.06(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant.

Section 4.07. Limitations on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or suffer to exist any Indebtedness secured by any Lien upon any property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary ranking pari passu with or subordinate to the Notes) shall be secured equally and ratably with (or in the case of such subordinate Indebtedness, senior to) such Indebtedness, except that the foregoing restrictions shall not apply to:

(a) Liens existing on the Original Issue Date;

(b) pledges, guarantees and deposits under workers’ compensation laws, unemployment insurance laws or similar legislation, good faith deposits under bids, tenders or contracts, deposits to secure public or statutory obligations or appeal or similar bonds, and Liens created by special assessment districts used to finance infrastructure improvements;

(c) Liens existing on property or assets of any entity on the date on which it becomes a Restricted Subsidiary, which secured Indebtedness is not Incurred in contemplation of such entity becoming a Restricted Subsidiary;

(d) Liens on or leases of model home units;

(e) Capitalized Lease Obligations entered into in the ordinary course of business in amounts not in excess of $25,000,000 outstanding in the aggregate at any one time;

(f) the replacement of any of the items set forth in clauses (a) through (e) above; provided that: (A) the principal amount of the Indebtedness secured by Liens shall not be increased; (B) such Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be refinanced; (C) the maturity of such Indebtedness is not earlier than that of the Indebtedness to be refinanced; and (D) the Liens shall be limited to the property or part thereof which secured the Lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property;

(g) Liens on property acquired, constructed or improved by the Company or any Restricted Subsidiary, which Liens are either existing at the time of such acquisition or at the time of completion of construction or improvement or created within 120 days after such acquisition, completion or improvement, to secure Indebtedness Incurred or assumed to finance all or part of such property, including any increase in the principal amount of such Indebtedness and any extension of the repayment schedule and maturity of such Indebtedness Incurred or entered into in the ordinary course of business;

(h) Liens or priorities incurred in the ordinary course of business, such as laborers’, employees’, carriers’, mechanics’, vendors’ and landlords’ Liens or priorities;

(i) Liens for taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and customary survey and title exceptions;

(j) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review and with respect to which it has secured a stay of execution pending such appeal or proceeding for review;

(k) Liens on property owned by any Homebuilding Joint Venture;

(l) Liens securing a Warehouse Facility; provided that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries;

(m) Liens securing the Notes and, if any Restricted Subsidiary guarantees payment of the Notes, Liens securing any such guarantee;

(n) Liens securing surety bonds entered into in the ordinary course of business; and

(o) Liens which would otherwise be subject to the foregoing restrictions which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of the Company and the Restricted Subsidiaries secured by Liens and not listed in clauses (a) through (n) above, do not secure Indebtedness in excess of $100,000,000.

Section 4.08. Limitation on Restricted Payments.

The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly,

(a) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company other than through the issuance solely of the Company’s own Capital Stock (other than Disqualified Stock), or rights thereto;

(b) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to scheduled principal payments or maturity, Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment to the Notes (other than any repayment, redemption, repurchase, defeasance or other retirement that is made substantially concurrent with the receipt of proceeds from the Incurrence of Indebtedness that by its terms is both subordinated in right of payment to the Notes and matures, by sinking fund or otherwise, after the earlier of (A) the Stated Maturity of the Notes, and (B) the maturity date of the Subordinated Indebtedness being repaid, redeemed, repurchased, defeased or otherwise retired); or

(c) make any Restricted Investment

(such payments or any other actions described in (a), (b) and (c) being referred to herein collectively as, “Restricted Payments”) unless:

(i)	at the time of, and after giving effect to, the proposed Restricted Payment, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing;

(ii)	the Company is able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a) hereof; and

(iii)	at the time of, and after giving effect thereto, the sum of the aggregate amount expended (or with respect to guaranties or similar arrangements the amount then guaranteed) for all such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) subsequent to the Original Issue Date shall not exceed the sum of:

(I)	50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis subsequent to June 30, 2009; plus

(II)

the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of such Board of

Directors filed with the Trustee), received by the Company from the issuance or sale, after the Original Issue Date, of Capital Stock (other than Disqualified Stock) of the Company, including Capital Stock (other than Disqualified Stock) of the Company issued subsequent to the Original Issue Date upon the conversion of Indebtedness of the Company initially issued for cash; plus

(III)	100% of dividends or distributions (the fair value of which, if other than cash, to be determined by the Board of Directors, in good faith) paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary, Homebuilding Joint Venture or any other Person in which the Company (or any Restricted Subsidiary), directly or indirectly, has an ownership interest but less than an 80% ownership interest to the extent that such dividends or distributions do not exceed the amount of loans, advances or capital contributions made to any such entity or Person subsequent to the Original Issue Date and included in the calculation of Restricted Payments; plus

(IV)	$40,000,000;

provided, however, that the foregoing shall not prevent

(aa)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this limitation on dividends; provided, however, that such dividend shall be included in future calculations of Restricted Payments,

(bb)	the retirement of any shares of the Company’s Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of other shares of its Capital Stock (other than Disqualified Stock); provided, however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (II) above, or

(cc)	the redemption, repayment, repurchase, defeasance or other retirement of Indebtedness with proceeds received from the substantially concurrent sale of shares of the Company’s Capital Stock (other than Disqualified Stock); provided, however, that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under subclause (II) above.

Section 4.09. Limitation on Asset Sales.

The Company will not, and will not permit any Restricted Subsidiary to, make an Asset Disposition, other than for fair market value and in the ordinary course of business, with an aggregate net book value as of the end of the immediately preceding fiscal quarter greater than 10% of the Company’s total consolidated assets as of that date, unless:

(a)	the consideration received by the Company (or a Restricted Subsidiary, as the case may be) for such disposition consists of at least 70% cash; provided, however, that the amount of any liabilities assumed by the transferee and any notes or other Obligations received by the Company or a Restricted Subsidiary which are immediately converted into cash shall be deemed to be cash; and

(b)	the Company shall, within 390 days after the date of such sale or sales, apply the Net Proceeds from such sale or sales in excess of an amount equal to 10% of the Company’s total consolidated assets to:

(i)	a purchase of or an Investment in Additional Assets (other than cash or Cash Equivalents);

(ii)	repayments, redemptions or repurchases of Indebtedness of the Company which ranks pari passu with the Notes; and/or

(iii)	make an offer to acquire all or part of the Notes (or Indebtedness of the Company which is pari passu with the Notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon to the purchase date.

In the event the Company shall be required to offer to repurchase Notes pursuant to the provisions of this Section 4.09, the Company shall deliver to the Trustee an Officers’ Certificate specifying the Asset Sale Offer Amount (as defined below) and the proposed date of purchase of the Notes by the Company (the “Asset Sale Purchase Date”). Not less than 30 days nor more than 60 days prior to the Asset Sale Purchase Date, the Company shall mail or cause the Trustee to mail (in the Company’s name and at its expense) an offer to repurchase (the “Asset Sale Offer”) to each Holder of Notes. The repurchase price shall be 100% of the principal amount of the Notes plus accrued interest to the redemption date and upon surrender to the Trustee or the Paying Agent, the Holders of such Notes shall be paid the repurchase price. The Asset Sale Offer is to be and shall be mailed by the Company or the Trustee to the Holders of the Notes at their last registered address. The Asset Sale Offer shall remain open from the time of mailing until 5 days before the Asset Sale Purchase Date The Notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 4.09;

(b) the amount of Notes offered to be repurchased (the “Asset Sale Offer Amount”), the purchase price and the Asset Sale Purchase Date;

(c) that any Note not tendered or accepted for payment will continue to accrue interest;

(d) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Asset Sale Purchase Date;

(f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

(g) that if both Notes and Indebtedness of the Company which is pari passu with the Notes in a principal amount in excess of the Asset Sale Offer Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Notes and Indebtedness of the Company which ranks pari passu with the Notes on a pro rata basis based upon the purchase price or by lot or in such other manner as the Trustee shall deem fair and appropriate; and

(h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On the Asset Sale Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis, by lot or in such other manner specified by the Trustee if required pursuant to paragraph (g) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount of any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon after as practical the Asset Sale Purchase Date. For avoidance of doubt, any amount of Net Proceeds remaining after the Asset Sale Purchase Date shall be returned by the Paying Agent to the Company and may be used by the Company for any purpose not inconsistent with this Indenture. For purposes of this Section 4.09, the Trustee shall act as the Paying Agent.

Section 4.10. Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless the terms thereof: (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $10 million in any one year, (A) are set forth in writing; and (B) have been approved by a majority of the disinterested members of the Board of Directors.

(b) The provisions of the foregoing paragraph shall not prohibit:

(i)	any Restricted Payment permitted to be paid pursuant to Section 4.08 hereof;

(ii)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors or a committee thereof;

(iii)	the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors or a committee thereof;

(iv)	loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries;

(v)	fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business; or

(vi)	any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

Section 4.11. Limitation on Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective, any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary:

(a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company;

(b) to make any loans or advances to the Company; or

(c) transfer any of its property or assets to the Company; except for:

(i)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Issue Date;

(ii)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(iii)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

(iv)	any such encumbrance or restriction consisting of customary contractual non-assignment provisions to the extent such provisions restrict the transfer of rights, duties or obligations under such contract;

(v)	in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness or other obligations of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(vi)	any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(vii)	any restriction imposed by applicable law.

Section 4.12. Restricted and Unrestricted Subsidiaries.

The Company will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless the Company and its Restricted Subsidiaries would thereafter be permitted to (i) Incur at least $1.00 of Indebtedness under Section 4.06(a) hereof and (ii) make a Restricted Payment of at least $1.00 under Section 4.08 hereof (without giving effect to the proviso thereto).

The Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary has outstanding no Indebtedness except such Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under Section 4.06 hereof.

Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with an Officers’ Certificate stating that the provisions of this Section 4.12 have been complied with in connection with such designation.

The Company will not permit Standard Pacific of Texas, Inc., Standard Pacific of Arizona, Inc., Standard Pacific of Colorado, Inc., Standard Pacific of Las Vegas, Inc., Standard Pacific of Central Florida, a general partnership, Standard Pacific of the Carolinas, LLC, or Standard Pacific of Tampa, a general partnership to be designated as an Unrestricted Subsidiary or permit the assets of the Company or any Subsidiary employed in the homebuilding operations to be transferred to an Unrestricted Subsidiary, except in amounts permitted under Section 4.08 hereof.

Section 4.13. Reports to Holders of the Notes.

So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it shall continue to furnish the information required thereby to the SEC. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC or to the holders of the Notes, it will nonetheless continue to furnish information under Section 13 or 15(d) of the Exchange Act to the SEC and the Trustee as if it were subject to such periodic reporting requirements.

While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to Holders of the Notes and prospective purchasers of the Notes designated by such Holders, upon the request of such Holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.14. Future Subsidiary Guarantees.

The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee, assume or in any manner become liable with respect to any of the Other Public Notes or other notes issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States (other than guarantees in existence on the Original Issue Date) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee of the Notes on the same terms as the guarantee of such Other Public Notes or other notes issued under an indenture or comparable documents used in jurisdictions outside of the United States (except that the guarantee of the Subordinated Notes (and other notes that are subordinated to any notes issued under an indenture or comparable documents used in jurisdictions outside of the United States) shall be subordinated to the guarantee of the Notes to the same extent as the Subordinated Notes are subordinated to the Notes).

Section 4.15. Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade.

(a) The obligations of the Company and its Restricted Subsidiaries to comply with the provisions of Sections 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, and 4.14 and paragraph (d) of Section 5.01 hereof will terminate (such terminated covenants, the “Extinguished Covenants”) and cease to have any further effect from and after each date when the Notes issued under this Indenture are rated Investment Grade; provided that if the Notes subsequently cease to be rated Investment Grade, then, from and after each such time as the Notes cease to be rated Investment Grade until such time as the Notes are again rated Investment Grade, the obligations of the Company and its Restricted Subsidiaries to comply with the Extinguished Covenants shall be reinstated.

(b) In the event of any reinstatement of the obligation to comply with the Extinguished Covenants, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under this Indenture upon reinstatement; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after the Original Issue Date will be calculated as though Section 4.08 hereof had been in effect during the entire period after such date.

Section 4.16. Escrow Account Deposits.

Upon the consummation of the sale of the Initial Notes, the Company shall (i) cause the Initial Purchasers to deposit $257,591,600.00, representing the gross proceeds of the Notes into the Escrow Account with the Escrow Agent (the “Gross Proceeds Deposit”) and (ii) deposit or cause an affiliate to deposit $5,000,638.22 in to the Escrow account, representing an amount equal to the sum of (x) 1% of the Gross Proceeds Deposit and (y) interest that would accrue on the Notes from the date hereof to, but excluding October 16, 2009.

Section 4.17. Activities of the Company Prior to the Assumption.

Notwithstanding anything in this Indenture to the contrary, prior to the Assumption, the Company shall not engage in any business activity or undertake any other activity, except (a) any activity relating to the offering, sale or issuance of the Notes issued on the Original Issue Date and the incurrence of Indebtedness represented by the Notes, (b) issuing membership interests to, and receiving capital contributions from, Standard Pacific or its Subsidiaries, (c) performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, (d) consummating the Assumption or redeeming the Notes on the Escrow Redemption Date, as applicable and (e) conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the Assumption, the Company will not issue any Indebtedness other than the Notes, own, hold or otherwise have any interest in any assets other than the Escrow Account and cash or Cash Equivalents.

Section 4.18. SP Assumption Supplemental Indenture.

Immediately prior to the release of Escrow Funds (as defined in the Escrow Agreement) pursuant to Section 4(a) of the Escrow Agreement, Standard Pacific and the Guarantors shall execute the SP Assumption Supplemental Indenture. Following the

Refinancing Completion Date, all of the covenants set forth in Article Four (except Sections 4.16 and 4.17) will be deemed to have been applicable to Standard Pacific and its Restricted Subsidiaries beginning as of the Original Issue Date and, to the extent that Standard Pacific and its Restricted Subsidiaries took any action or inaction after the Original Issue Date and prior to the Refinancing Completion Date prohibited by this Indenture, Standard Pacific will be in Default hereunder as of the Refinancing Completion Date and the terms and provisions of Article Six of this Indenture shall apply.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01. When Company May Merge, etc.

The Company shall not consolidate with or merge with or into, any other Person, or transfer all or substantially all of its assets to, any Person unless permitted by law and unless:

(a) such Person (if other than the Company) is a corporation organized and existing under the laws of the United States or a State thereof, or the District of Columbia and expressly assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to, and as a result of, such transaction, no Default or Event of Default shall have occurred and be continuing;

(c) the Consolidated Net Worth of the obligor of the Notes immediately after giving effect to such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

(d) the surviving corporation would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.06(a).

Thereafter, in the event that the Company is not the continuing corporation, such successor corporation or corporations shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the “Company” and all such obligations of the predecessor corporation shall terminate. The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” on a Note occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs:

(a) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(b) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at Maturity, upon acceleration, optional or mandatory redemption or otherwise;

(c) the failure by the Company to comply with any of its agreements or covenants in, or provisions of, the Notes, this Indenture or the Escrow Agreement and (except in the case of a Default with respect to Article Five (or any replacement provisions as contemplated by Article Five)) continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case,

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)	makes a general assignment for the benefit of its creditors;

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company as debtor in an involuntary case,

(ii)	appoints a Custodian of the Company or a Custodian for all or substantially all of the property of the Company, or

(iii)	orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days;

(f) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(g) default under any mortgage, indenture (including this Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than the Notes and Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $25,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than the Notes and Non-Recourse Indebtedness) in the aggregate of $25,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable; or

(h) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company under Section 6.01(d) or 6.01(e) above), shall have occurred and be continuing, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately.

If an Event of Default with respect to the Company specified in Section 6.01(d) or 6.01(e) above occurs, all amounts due and payable on the Notes will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration with respect to such Notes and its consequences (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than non-payment of accelerated principal and premium, if any) have been cured or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision in the Notes or this Indenture applicable to such Notes.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Existing Defaults.

The Holders of a majority in principal amount of the outstanding Notes on behalf of all the Holders of the Notes by notice to the Trustee may waive an existing Default on the Notes and its consequences, other than (i) any Default or Event of Default in any payment of the principal of or interest on any Note; or (ii) any Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of Notes affected. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Notes. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Holders, (iii) that would involve the Trustee in personal liability or (iv) if the Trustee shall not have been provided with indemnity satisfactory to it.

Section 6.06. Limitation on Suits.

A Holder of a Note may not pursue any remedy with respect to this Indenture or the Note unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default on the Note;

(b) the Holders of at least a majority in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) no written request inconsistent with such written request shall have been given to the Trustee.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or adversely affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder except as aforesaid for the election of the Custodian.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article or, after an Event of Default, distributable in respect of the Company’s obligations under this Indenture (after deducting the costs of liquidation, the Trustee’s fees and expenses in connection therewith, and any governmental fees or taxes required to be paid to effectuate the liquidation), it shall pay out the money in the following order:

First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third: to the Company as its interests may appear.

The Trustee may fix a record date and Interest Payment Date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in principal amount of the Notes.

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i)	The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

(ii)	In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions, conclusions or matters stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	This paragraph does not limit the effect of paragraphs (b) or (g) of this Section,

(ii)	The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

(iii)	The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 or any other direction of the Holders permitted hereunder.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, report, direction, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to investigate any fact or matter stated in the resolution, certificate, instrument, report, direction, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Sections 12.03 and 12.04 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee may conclusively rely and shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on the Officers’ Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to exist by it hereunder in good faith and in reliance thereon.

(f) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and such Officer of the Company is set forth in the Officers’ Certificate referred to in the preceding sentence.

(g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless written notice of any Event of Default from the Company or any Holder is received by a Trust Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes, the Company and this Indenture.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(k) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or of any offering document used to sell the Notes; it shall not be accountable for the Company’s use of the proceeds from the Notes; it shall not be accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Notes other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default on a Note occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of such Note notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on a Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or Trust Officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders of the Notes; provided, further, that in the case of any Default of the character specified in Section 6.01(c) no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 7.06. Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date no report need be transmitted). The Trustee also shall comply with TIA § 313(b). A copy of each report at the time of its mailing to Holders shall be delivered to the Company and filed by the Trustee with the SEC and each national Notes exchange on which the Notes are listed. The Company agrees to notify the Trustee of each national Notes exchange on which the Notes are listed.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee or predecessor trustee from time to time reasonable compensation for their respective services subject to any written agreement between the Trustee and the Company. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee and each predecessor trustee, its officers, directors, employees and agents and hold it harmless against any loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, or any holder or Person) in the premises or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions in this Section. The Trustee shall notify the Company as promptly as practicable of any claim for which it may seek indemnity; provided, however, that the failure to give such notice to the Company, or any defect therein, shall not impair or affect the Trustee’s right to be indemnified. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s, or its officers’, directors’, employees’ or agents’ negligence or willful misconduct. To ensure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money, the Collateral and property held or collected by the Trustee, except funds held in trust to pay principal of or interest on particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08. Replacement of Trustee.

The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. Such resignation or removal shall not take effect until the appointment by the Holders or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

(a) the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Holder who has been a Holder for at least six months;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee. If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee. A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Holder.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1). The Trustee shall have a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

Section 8.01. Defeasance upon Deposit of Moneys or U.S. Government Obligations.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and each of the Guarantors shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes and Guarantees on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same) insofar as such Notes, Guarantees and Indenture are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its Covenant Defeasance option.

(c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from the obligations under any covenant contained in Article Four (other than Sections 4.16, 4.17 and 4.18) and clauses (c) and (d) of Section 5.01 relating to such Notes to the extent provided for therein, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby.

(d) In order to exercise either Legal Defeasance or Covenant Defeasance:

(i)	The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in U.S. dollars or U.S. government obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to Maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. government obligations to said payments with respect to the Notes to Maturity or redemption;

(ii)	No Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(iii)	Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of any of its Subsidiaries is a party or by which it or any of their property is bound;

(iv)	(A) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (I) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (II) since the Issue Date pertaining to such Notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (B) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (A) and (B), Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(v)	The Company shall have delivered to the Trustee an Officers’ Certificate, stating that the deposit under clause (i) was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(vi)

The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

(vii)	The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with. In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

(e) In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Note and the Guarantees, when:

(i)	All Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest;

(ii)	The Company has paid or caused to be paid all other sums payable hereunder by the Company;

(iii)	The Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Maturity or redemption, as the case may be; and

(iv)	The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02. Survival of the Company’s Obligations.

Notwithstanding the satisfaction and discharge of this Indenture under Section 8.01, the Company’s obligations in paragraph 8 of the Notes and Sections 2.01(b), 2.05 through 2.07, 4.01, 7.07, 7.08, 8.04 and 8.05, however, shall survive until the Notes are no longer outstanding. Thereafter, the Company’s obligations in paragraph 8 of the Notes and Sections 7.07, 8.04 and 8.05 shall survive.

Section 8.03. Application of Trust Money.

The Trustee shall hold in trust money or U.S. government obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. government obligations in accordance with this Indenture to the payment of principal of and interest on the defeased Notes.

Section 8.04. Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or Notes held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05. Reinstatement.

If the Trustee is unable to apply any money or U.S. government obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. government obligations in accordance with Section 8.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. government obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or U.S. government obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Without Consent of Holders.

The Company and the Trustee may execute a supplemental indenture without the consent of the Holders of Notes:

(a) to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all the Notes or to surrender any right or power conferred in this Indenture upon the Company;

(b) to provide for the Assumption;

(c) to evidence the succession of another corporation to the Company or any Guarantor and the assumption by it of the obligations of the Company or such Guarantor under this Indenture and the Notes or the Guarantee, as applicable;

(d) to provide for the acceptance of appointment under this Indenture of a successor Trustee and to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

(e) to provide for the issuance of Additional Notes as permitted by Section 2.01(b) hereof;

(f) release a Guarantor from its obligations under its Guarantee, the Notes or this Indenture in accordance with the applicable provisions of this Indenture;

(g) add Guarantees with respect to the Notes;

(h) to provide for uncertificated securities in addition to or in place of certificated securities;

(i) to cure any ambiguity, omission, defect or inconsistency;

(j) to secure the Notes and the Guarantees and to release the Collateral for the Notes and Guarantees in accordance with the applicable provisions of this Indenture; or

(k) to make any other change that does not adversely affect the rights of any Holder.

Section 9.02. With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder of the Notes but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by the amendment. The Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of the Notes or of this Indenture without notice to any Holder. Any such consent or waiver may be obtained in connection with a purchase of, or a tender offer of exchange offer for, Notes by the Company or any Affiliate of the Company. Without the consent of each Holder of a Note affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

(c) reduce the principal of or change the fixed Maturity of any Note or alter the provisions (including related definitions) with respect to redemption of Notes pursuant to Article Three hereof or with respect to any obligations on the part of the Company to offer to purchase Notes pursuant to Section 3.08 or Section 4.09 hereof;

(d) make any Note payable in money or at a place other than that stated in such Note;

(e) make any change in Sections 6.04, 6.07 or this 9.02 of this Indenture;

(f) adversely modify the ranking or priority of the Notes (except for releases of Guarantees and Collateral as permitted under this Indenture);

(g) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Note; or

(h) release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03. Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent.

If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.04. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.05. Trustee to Sign Amendments, etc.

Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

Section 9.06. Notice of Supplemental Indentures.

After any supplemental indenture under this Article 9 becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture.

ARTICLE TEN

COLLATERAL AND SECURITY

Section 10.01. Execution of Collateral Documents.

On the Refinancing Completion Date, the Trustee, at the Company’s expense, will execute and deliver and the Company and each Guarantor will execute, deliver, file and record the Intercreditor Agreement and all other instruments and do all acts and other things as may be reasonably necessary to provide for the Liens under the Pledge Agreement, in accordance with the terms of the Collateral Documents and this Indenture.

Section 10.02. Collateral Documents.

From and after the Refinancing Completion Date, the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Pledgor Subsidiaries to the Holders of the outstanding Notes or the Trustee under this Indenture, the Guarantees and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, subject to Section 10.04 hereof. Each Holder of the outstanding Notes by its acceptance or retention of the Notes shall be deemed to consent and agree to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Collateral Agent to enter into each of the Collateral Documents (including the Intercreditor Agreement) and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents and the Company and each Guarantor shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. From and after of the Refinancing Completion Date, the Company and each Guarantor shall take any and all actions necessary, or reasonably requested by the Trustee or Collateral Agent pursuant to the terms of the Collateral Documents, to cause the Collateral Documents to create and maintain, as security for the obligations of the Company and each Guarantor under this Indenture and the Notes, valid, enforceable and perfected Liens in and on all the Collateral (and in all assets of the Company and any Guarantor, which under this Indenture or any Collateral Document is required to be included in the Collateral), in favor of the Collateral Agent, equally and ratably with Liens securing other obligations secured by the Collateral Documents.

Section 10.03. Recording and Opinions.

Promptly after the Refinancing Completion Date, and prior to the Collateral Release Date, the Company shall furnish to the Trustee within 120 days after the end of each fiscal year of the Company an Opinion of Counsel, dated as of the date of delivery, stating that, in the opinion of such counsel, either (i) (A) all action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Collateral Documents, financing statements, continuation statements or other Collateral and all other instruments as are necessary to maintain, protect and preserve the Liens and the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to their Liens in the Collateral, or (ii) no such action is necessary to maintain, preserve and protect the Liens and the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Documents during such period. Such Opinion of Counsel shall be required in addition to, and not in lieu of, any Officers’ Certificate required under this Indenture or the Collateral Documents.

Section 10.04. Release and Subordination of Collateral.

(a) Subject to subsection (b) of this Section 10.04, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time at the sole cost and expense of the Company only as expressly permitted by the Collateral Documents.

(b) In addition, Liens in respect of the Notes may be released upon the request of the Company and the Guarantors pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met, and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of the Liens securing the Notes of such Series under any one or more of the following circumstances:

(i)	payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and any other Obligations in respect of the Notes;

(ii)	with the consent of at least 75% in aggregate principal amount of the outstanding Notes;

(iii)	upon satisfaction and discharge in respect of the Notes as set forth under Article Eight; or

(iv)	upon Legal Defeasance or Covenant Defeasance in respect of the Notes as set forth under Article Eight.

(c) The release of any Collateral from the Lien of any Collateral Document or the subordination of any Lien of any Collateral Document shall not be deemed to impair such Lien or the Collateral under the Collateral Documents in contravention of the provisions of this Indenture or such Collateral Document if and to the extent the Collateral or Lien is released or subordinated pursuant to, and in accordance with, this Indenture and such Collateral Document.

Section 10.05. Certificates of the Company.

The Company shall furnish to the Trustee, prior to each proposed Collateral Release, all documents required by TIA § 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. The Trustee will determine whether it has received all information required by TIA § 314(d) in connection with such release and, based upon such determination, shall deliver a certificate to the Collateral Agent setting forth such determination. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA § 314(d).

Section 10.06. Authorization of Actions to be Taken by the Trustee under the Collateral Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof and Section 8 of the Intercreditor Agreement, if the Holders have asserted a Trigger Event as contemplated by Section 8 of the Intercreditor Agreement, the Trustee, in its sole discretion and without the consent of any other Creditor or Creditor Representative (as such terms are defined in the Intercreditor Agreement) may direct in writing the Collateral Agent to proceed to enforce the Liens granted in the favor of the Holders pursuant to the Collateral Documents. The Trustee shall not have any right to institute an action or proceeding or to exercise any other remedy provided by the Pledge Agreement or by law or equity for the purposes of realizing upon the Liens in the Collateral other than as set forth in Section 8 of the

Intercreditor Agreement. The Trustee shall be authorized to take on behalf of the Holders of the Notes any action required to be taken by the Trustee under Section 5 of the Intercreditor Agreement. The Trustee shall be authorized to consent to any amendment of the Pledge Agreement or the Intercreditor Agreement under, or any action under, Section 7(c), Section 7(d), Section 8(b), Section 9(c), Section 10(l) or Section 13(a) of the Intercreditor Agreement (or any other section of the Intercreditor Agreement providing for action or consents by any Creditor Representatives (as defined in the Intercreditor Agreement) or Majority Representatives (as defined in the Intercreditor Agreement)), without the consent of any Holders, unless such amendment or action would constitute an amendment or supplement to the Indenture or to the Notes that would require the consent of a majority in principal amount of the Notes or the consent of each affected Holder (in which case the Trustee may provide such consent or take such action if such amendment or supplement to the Notes is authorized under the Indenture). If a Trigger Event occurs, the Trustee shall be authorized to take action, including to give an Enforcement Order (as defined in the Intercreditor Agreement) and to participate on an Enforcement Committee (as defined in the Intercreditor Agreement), including to provide consents or take any other action thereunder, on the same basis, and subject to the same indemnifications and other protective provisions in the Indenture, as would apply to any other action taken by the Trustee on behalf of the holders of the Notes on and after the delivery of a notice accelerating the maturity of any of the Notes under the Indenture.

Section 10.07. Authorization of Receipt of Funds by the Trustee under the Collateral Documents.

The Trustee for the Holders shall receive any funds for the benefit of such Holders in respect of the enforcement of Liens granted pursuant to the Pledge Agreement, and to make further distributions of such funds, in accordance with the provisions of the Intercreditor Agreement and this Indenture.

Section 10.08. Termination of Security Interest.

The Trustee for the Holders of Notes, after receipt of any certificate or opinion required by Section 10.05 and at the request of the Company and the Guarantors, will deliver a certificate to the Collateral Agent instructing the Collateral Agent to release the Liens granted in respect of the Notes pursuant to the Pledge Agreement when such Liens may be released pursuant to the terms of this Indenture or the Collateral Documents. Upon receipt of any such instruction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

ARTICLE ELEVEN

GUARANTEE

Section 11.01. Unconditional Guarantee.

Each Guarantor hereby unconditionally, jointly and severally, and irrevocably guarantees (each such guarantee to be referred to herein as a “Guarantee”) on a senior basis to each Holder of the Notes and to the Trustee and its successors and assigns, that: (i) the principal of and interest (including additional interest and Special Interest as defined in the Notes), if any) on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Maturity, by acceleration, by redemption or otherwise and interest on the overdue principal, if any, and interest on any interest (including additional interest and Special Interest as defined in the Notes) of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated Maturity, by acceleration, by redemption or otherwise, subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 11.03, this Guarantee will not be discharged except by complete performance of the obligations of the Company contained in the respective Notes and this Indenture with respect to the respective Notes. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 11.02. Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.03. Release of a Guarantor; Termination of Guarantee.

Upon:

(a) subject to Section 11.05, the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets or its Capital Stock) to an entity which is not (after giving effect to such transaction) a Restricted Subsidiary or the Company and which sale or disposition is in compliance with the terms of Section 4.09 hereof (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be so applied);

(b) upon a Legal Defeasance or Covenant Defeasance as set forth under Section 8.01(b) or 8.01(c);

(c) any Restricted Subsidiary ceasing to be a Restricted Subsidiary as a result of the Company, directly or indirectly, owning less than 80% of such Subsidiary;

(d) any Guarantor ceasing to guarantee all Other Public Notes and any other notes issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States; or

(e) the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

and in each such case such Guarantor shall be deemed automatically and unconditionally released and discharged from all the Guarantor’s obligations under the Guarantee with respect to the Notes without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder. In the event of a transfer of all or substantially all of the assets or Capital Stock of such Guarantor, unless required pursuant to Section 11.05(a)(i), the Person acquiring such assets or stock of such Guarantor shall not be subject to the Guarantor’s obligations under the Guarantee.

An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Eleven with respect to the Notes upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder.

The Guarantee shall terminate and be of no further force or effect upon the redemption in full, retirement or other discharge of Notes. The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.03.

Any Guarantor not released in accordance with this Section 11.03 remains liable for the full amount of principal of and interest on the Notes as provided in this Article Eleven.

Section 11.04. Limitation of a Subsidiary Guarantor’s Liability.

Notwithstanding anything contained herein to the contrary, it is the intention of the parties that the guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the parties hereby irrevocably agree that the obligations of each Guarantor under its Guarantee of the Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.06), result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.05. Guarantors May Consolidate, Etc. on Certain Terms.

(a) No Guarantor may transfer all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor in a transaction to which subsection (b) applies, unless:

(i)	the Person acquiring the property in any such transfer or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture (including its Guarantee of the Notes) pursuant to an agreement reasonably satisfactory to the Trustee;

(ii)	such transfer, consolidation or merger is not an Asset Disposition and the Person acquiring such assets, or surviving such consolidation or merger, is not a Restricted Subsidiary; or

(iii)	such transfer, consolidation or merger is an Asset Disposition that complies with Section 4.09 of this Indenture.

(b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Restricted Subsidiary that is a Guarantor, or shall prevent any transfer of all or substantially all assets of a Guarantor to the Company or another Restricted Subsidiary that is a Guarantor. Upon any such consolidation, merger, or transfer between a Guarantor and the Company or another Guarantor, the Guarantee given by the non-surviving or transferring Guarantor in the transaction shall no longer have any force or effect.

Section 11.06. Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee with respect to the Notes, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to any Notes or any other Guarantor’s obligations with respect to the Guarantee of the Notes. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee of the Notes), but excluding liabilities under the Guarantee of the Notes, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the obligations of such Guarantor under its Guarantee of the Notes), excluding debt in respect of the Guarantee of the Notes of such Guarantor, as they become absolute and matured.

Section 11.07. Waiver of Subrogation.

Until all guaranteed obligations under this Indenture and with respect to all Notes are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee of the Notes and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.07 is knowingly made in contemplation of such benefits.

Section 11.08. Execution of Guarantee.

To evidence their guarantee to the Holders of the Notes, the Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit C. Each Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Such signatures upon the Guarantee may be by manual, facsimile, or e-mail signature of such officers and may be imprinted or otherwise reproduced on the Guarantee.

Section 11.09. Compensation and Indemnity.

Each of the Guarantors agrees to jointly and severally, with the Company, indemnify the Trustee as set forth in Section 7.07 of this Indenture.

Section 11.10. Modification.

No modification, amendment or waiver of any provision of this Article Eleven, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.11. Successors and Assigns.

This Article Eleven shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.12. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders of Notes in exercising any right, power or privilege under this Article Eleven shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders of Notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Eleven at law, in equity, by statute or otherwise.

Section 11.13. Effectiveness of Guarantees.

This Article Eleven shall only become effective upon the execution of the SP Assumption Supplemental Indenture.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01. Notices.

Any order, consent, notice or communication shall be sufficiently made, given, furnished or filed with if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

if to the Company:

Standard Pacific Escrow LLP

26 Technology Drive

Irvine, California 92618

Attn: General Counsel

Facsimile: (619) 789-3349

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle, Suite 1020

Chicago, IL 60602

Facsimile: (312) 827-8542

Attn: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mails notice or communications to the Holders, it shall mail a copy to the Trustee at the same time.

Section 12.02. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.03. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such section does not conflict with the terms of this Indenture.

Section 12.04. Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.05. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 12.06. Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Los Angeles, California, Chicago, Illinois or New York, New York are authorized or required by law, regulation or executive order to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. A “Business Day” is any day other than a Legal Holiday.

Section 12.07. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OF ANY SERIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.08. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09. No Recourse against Others.

A director, officer, employee, controlling person, manager or other equity holder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or any guarantee thereof or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.10. Successors and Assigns.

All covenants and agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 12.11. Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.12. Severability

In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

STANDARD PACIFIC ESCROW LLC,

By: Standard Pacific Investment Corp., its sole member

By:	/s/ Kenneth L. Campbell
Name:	Kenneth L. Campbell
Title:	Chief Executive Officer & President

Indenture Signature Page

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

Indenture Signature Page

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES

AND EXCHANGE NOTES

1. Definitions

1.1 Definitions Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures for such a Temporary Regulation S Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note, Exchange Note or Private Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Notes.

“Exchange Notes” means the 10.750% Senior Secured Notes due 2016 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Notes” means $280,000,000 aggregate principal amount of 10.750% Senior Notes due 2016, to be issued on the Original Issue Date, as provided for in this Indenture.

“Initial Purchasers” means (i) with respect to the Initial Notes issued on the Original Issue Date, Citigroup Global Markets Inc, Banc of America Securities LLC, Credit Suisse (USA) LLC and Deutsche Bank Securities Inc. and (ii) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means the Initial Notes, any Additional Notes and the Exchange Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Private Exchange” means the offer by the Company, pursuant to a Registration Agreement, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Notes (or Additional Notes, if applicable) held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means the 10.750% Senior Secured Notes due 2016 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

“Purchase Agreement” means (i) with respect to the Initial Notes issued on the Original Issue Date, the Purchase Agreement dated September 10, 2009, between the Company and the Initial Purchasers, and (ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement between the Company and the Persons purchasing such additional Initial Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company and the Guarantors, pursuant to a Registration Agreement, to certain Holders of Initial Notes (or Additional Notes, if applicable), to issue and deliver to such Holders, in exchange for the Initial Notes (or Additional Notes, if applicable), a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Agreement” means (i) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement to be dated the Refinancing Completion Date, among Standard Pacific, the Guarantors and the Initial Purchasers and (ii) with respect to each issuance of Additional Notes, the registration rights agreement, if any, between the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

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“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Notes, Additional Notes or Private Exchange Notes pursuant to a Registration Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(e) hereto.

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Notes”	2.1	(a)
“Permanent Regulation S Global Note”	2.1	(a)
“Regulation S”	2.1
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1	(a)
“Temporary Regulation S Global Note”	2.1	(a)

2. The Notes

2.1 Form and Dating: (a) The Initial Notes and Additional Notes will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Notes and Additional Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes and Additional Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

Global Notes. Initial Notes and Additional Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Initial Notes and Additional Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes (collectively, the “Temporary Regulation S Global Note”); and Initial Notes and Additional Notes initially resold to IAIs shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form (collectively, the “IAI Global Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in

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Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global security (the “Permanent Regulation S Global Note”), or any other Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional “accredited investor” (as defined under the Securities Act) that is acquiring the securities for its own account or for the account of an institutional accredited investor. Beneficial interests in Temporary Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1), (2), (3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

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Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable). The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Original Issue Date, an aggregate principal amount of $280,000,000 10.750% Senior Subordinated Notes Due 2016, (2) any Additional Notes, if and when issued, in an unlimited amount (subject to compliance with Section 2.01 of this Indenture) and (3) the Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Notes or Additional Notes in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes that may be outstanding at any time is unlimited.

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2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are not required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

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(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar, through the Depository a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

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(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

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THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (VI) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

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Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) After a transfer of any Initial Notes, Additional Notes or Private Exchange Notes, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, all requirements pertaining to restricted legends on such Initial Note or such Private Exchange Note will cease to apply and an Initial Note or Private Exchange Note, as the case may be, in global form without restricted legends will be available to the

10

transferee of the beneficial interests of such Initial Notes or Private Exchange Notes. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Notes without restricted legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which certain Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, Exchange Notes in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Notes or Additional Notes (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Notes without restricted legends.

(f) Cancelation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.08, 4.09, and 9.04 of this Indenture).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an interest payment date.

11

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal

12

amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Note.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a) hereof, the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

13

EXHIBIT A

to Appendix A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (VI) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Temporary Regulation S Global Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

10.750% Senior Notes due 2016

CUSIP No.

ISIN No.

STANDARD PACIFIC ESCROW LLC, a Delaware limited liability corporation, promises to pay to [Holder], or its registered assigns, [the principal sum of              Dollars ($    )] [Insert if Global Note: the amount set forth in the Schedule of Increases and Decreases annexed hereto] on September 15, 2016.

Interest Payment Dates: March 15 and September 15, commencing on March 15, 2010.

Record Dates: March 1 and September 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

STANDARD PACIFIC ESCROW LLC,

By:	Standard Pacific Investment Corp.,
its sole member

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

10.750% Senior Note due 2016

1. Interest. (a) STANDARD PACIFIC ESCROW LLC, a Delaware limited liability company (such limited liability corporation, and it successors and assigns under the Indenture, referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on March 15 and September 15 of each year, commencing on March 15, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from September 17, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b) From and after the Refinancing Completion Date, the holder of this Notes will be entitled to the benefits of a Registration Agreement, dated as of the Refinancing Completion Date, among the Company, the Guarantors and the Initial Purchasers (the “Registration Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 90th day following the Refinancing Completion Date, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 180th day following the Refinancing Completion Date, (iii) the Registered Exchange Offer has not been consummated on or prior to the 225th day following the Refinancing Completion Date, (iv) the Shelf Registration Statement has not been declared effective on or prior to the 90th day after the Company’s obligation to file a Shelf Registration Statement, or (v) after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Notes at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (v) above being referred to herein as a “Registration Default”), interest (the “Special Interest”) shall accrue (in addition to stated interest on the Notes) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Notes; provided, however, that such rate per annum shall increase to 0.50% per annum from and including the 91st day after the first such Registration Default unless and until all Registration Defaults have been cured. The Special Interest will be payable in cash semiannually in arrears each March 15 and September 15.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the March 1 or September 1 directly preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its domestically-incorporated Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of September 17, 2009 (“Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to sections of the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Notes are secured senior obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.06 of the Indenture, to issue Additional Notes pursuant to the Indenture. The Initial Notes issued on the Original Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications. Beginning on the Refinancing Completion date, this Note will be guaranteed by the Guarantors as set forth in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Standard Pacific Escrow LLC., 26 Technology Drive, Irvine, California 92618, Attention: Secretary.

5. Optional Redemption. As set forth in Section 3.01 of the Indenture, the Company may, at its option, redeem the Notes, in whole or from time to time in part, on or after the Refinancing Completion Date and prior to the Maturity Date, upon not more than 60 nor less than 30 days prior notice, at a Redemption Price equal to the greater of: (i) 100% of the aggregate principal amount of Notes to be redeemed; or (ii) the sum, as determined by the Quotation Agent, of 100% of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the Maturity Date (exclusive of interest accrued to the redemption date), discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 75 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to the redemption date.

6. Put provision. As set forth in Section 3.08 of the Indenture, upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

7. Offer to Purchase. As set forth in Section 4.09, upon the occurrence of an Asset Disposition and subject to further limitations contained in the Indenture, the Company shall make an offer to purchase outstanding Notes in accordance with procedures set forth in the Indenture.

8. Special Mandatory Redemption. As set forth in Section 3.09 of the Indenture, if the conditions in the Escrow Agreement are not met on or prior to October 16, 2009, or the Company determines in its sole discretion that the conditions in the Escrow Agreement will not be met on or prior to October 16, 2009, the Company shall redeem the Notes at a redemption price of 101% of the initial principal amount of the Notes (after giving effect to original issue discount), plus accrued and unpaid interest to, but excluding, the Escrow Redemption Date (the “Special Redemption Provision”). If the Special Redemption Provision is triggered, the Company will cause the notice of special mandatory redemption to be mailed to each Holder and the Notes shall be redeemed pursuant to the terms of the Escrow Agreement.

The obligation to redeem the Notes pursuant to the Special Redemption Provision may not be waived or modified without the written consent of each Holder. Failure to redeem the Notes when required pursuant to the Special Redemption Provision will constitute an Event of Default with respect to the Notes.

9. Defaults and Remedies. As set forth in Section 6.02, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, subject to certain limitations, may declare all Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

11. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

13. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by the amendment, and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes (other than a default in the payment of the principal of or interest on any Note). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for Global Notes in addition to or in place of Definitive Notes or to make other changes specified in the Indenture.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

15. Trustee Dealings with Company. The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

16. No Recourse against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

18. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:

TEN COM (= tenants in common),

TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= custodian), and

U/G/M/A (= Uniform Gifts to Minors Act).

20. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                          Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Note and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, prior so such transfer, the Holder must furnish to the Trustee a signed letter containing certain representations and agreements relating to the transferor the Notes and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Company and the Trustee that such transfer is in compliance with the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[    ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase)	Signature of authorized officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.08 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.08 or 4.09 of the Indenture, state the amount in principal amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

[FORM OF FACE OF EXCHANGE NOTE]

No.	$

10.750% Senior Notes due 2016

CUSIP No. ISIN No.

STANDARD PACIFIC ESCROW LLC, a Delaware limited liability corporation, promises to pay to [Holder], or its registered assigns, [the principal sum of                      Dollars ($            )] [Insert if Global Note: the amount set forth in the Schedule of Increases and Decreases annexed hereto] on September 15, 2016.

Interest Payment Dates: March 15 and September 15, commencing on March 15, 2010.

Record Dates: March 1 and September 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

STANDARD PACIFIC ESCROW LLC,

By:	Standard Pacific Investment Corp.,
its sole member

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE NOTE OR

PRIVATE EXCHANGE NOTE]

STANDARD PACIFIC ESCROW LLC

10.750% Senior Note due 2016

1. Interest. STANDARD PACIFIC ESCROW LLC, a Delaware limited liability company (such limited liability corporation, and it successors and assigns under the Indenture, referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on March 15 and September 15 of each year, commencing on March 15, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from September 17, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the March 1 or September 1 directly preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its domestically-incorporated Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of September 17, 2009 (“Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to sections of the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Notes are secured senior obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.06 of the Indenture, to issue Additional Notes pursuant to the Indenture. The Initial Notes issued on the Original Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications. Beginning on the Refinancing Completion date, this Note will be guaranteed by the Guarantors as set forth in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Standard Pacific Escrow LLC., 26 Technology Drive, Irvine, California 92618, Attention: Secretary.

5. Optional Redemption. As set forth in Section 3.01 of the Indenture, the Company may, at its option, redeem the Notes, in whole or from time to time in part, on or after the Refinancing Completion Date and prior to the Maturity Date, upon not more than 60 nor less than 30 days prior notice, at a Redemption Price equal to the greater of: (i) 100% of the aggregate principal amount of Notes to be redeemed; or (ii) the sum, as determined by the Quotation Agent, of 100% of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the Maturity Date (exclusive of interest accrued to the redemption date), discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 75 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to the redemption date.

6. Put provision. As set forth in Section 3.08 of the Indenture, upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

7. Offer to Purchase. As set forth in Section 4.09, upon the occurrence of an Asset Disposition and subject to further limitations contained in the Indenture, the Company shall make an offer to purchase outstanding Notes in accordance with procedures set forth in the Indenture.

8. Defaults and Remedies. As set forth in Section 6.02, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, subject to certain limitations, may declare all Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

10. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by the amendment, and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes (other than a default in the payment of the principal of or interest on any Note). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for Global Notes in addition to or in place of Definitive Notes or to make other changes specified in the Indenture.

12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

13. Trustee Dealings with Company. The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

14. No Recourse against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:

TEN COM (= tenants in common),

TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= custodian), and

U/G/M/A (= Uniform Gifts to Minors Act).

18. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.08 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.08 or 4.09 of the Indenture, state the amount in principal amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT C

Form of Guarantee

FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees to the Holders of the Company’s 10.750% Senior Notes due 2016 in the aggregate amount of $280,000,00 (the “Notes”) that (i) the principal of and interest on each series of the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee thereunder, will be promptly paid in full or performed, all in accordance with the terms thereof; and (ii) in case of any extension of time of payment or renewal of any series of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated Maturity, by acceleration or otherwise; all in accordance with and subject to the terms and limitations of the Notes, Article Eleven of that certain Indenture among the Company, the guarantors party thereto, and the Trustee (the “Indenture”) and this Guarantee. This Guarantee will become effective on the date hereof. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

A director, officer, employee or stockholder, as such, of a Guarantor shall not have any liability for any obligations of such Guarantor under the Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Any capitalized term used in this Guarantee and not defined herein shall have the meaning specified in the Indenture, unless the context shall otherwise require.

This Guarantee as to any series or all of the Notes is subject to release and termination upon the terms set forth in the Indenture.

This Guarantee may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which, when taken together, will be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of this [            ] day of             ,             .

GUARANTOR:
[ ]

By:
[ ]

[ ]

EXHIBIT D

[FORM OF SP ASSUMPTION SUPPLEMENTAL INDENTURE]

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                     , 2009 among STANDARD PACIFIC ESCROW LLC, a Delaware limited liability company (the “Initial Issuer”), STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), the subsidiaries of the Company party hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Initial Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”) dated as of September 17, 2009, in respect of the issuance of an aggregate principal amount of $280,000,000 of 10.750% Senior Notes due 2016 (the “Notes”);

WHEREAS the gross proceeds of the issuance of the Notes and other funds were deposited by the Initial Issuer into the Escrow Account at the closing of the offering of the Notes;

WHEREAS immediately after the execution of this Supplemental Indenture, the proceeds of the issuance of the Notes will be released from the Escrow Account pursuant to Section 4(a) of the Escrow Agreement (the “Escrow Release”);

WHEREAS pursuant to Section 4.18 of the Indenture, as conditions to the Escrow Release, (i) the Company is required to execute and deliver this Supplemental Indenture and thereby to assume all of the obligations of the Initial Issuer under the Notes and the Indenture and to succeed the Initial Issuer as the “Company” under the Indenture and cause the Initial Issuer to be released from all obligations under the Notes and the Indenture and (ii) the Guarantors are required to execute and deliver this Supplemental Indenture and thereby to jointly and severally with all other Guarantors, unconditionally guarantee the obligations of the Company under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Initial Issuer, the Company and the Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Assume; Release. The Company hereby assumes all of the obligations of the Initial Issuer under the Notes and the Indenture and hereafter shall be deemed the “Company” for all purposes under the Notes and the Indenture. The Initial Issuer is hereby released from all obligations under the Notes and the Indenture.

3. Agreement to Guarantee. The Guarantors hereby agree jointly and severally with all other Guarantors, to unconditionally guarantee the obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article Four of the Indenture shall be deemed to have been applicable to the Company and its Restricted Subsidiaries beginning as of the Original Issue Date as if the Company and its Restricted Subsidiaries had been parties thereto on such date, and any action or inaction taken by the Company or its Restricted Subsidiaries after the Original Issue Date and prior to the date hereof prohibited by the Indenture, shall be deemed a Default by the Company or its Restricted Subsidiaries, as applicable, under the Indenture as of the date hereof. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

9. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

10. No Recourse Against Others. A director, officer, employee, controlling person, manager or equity holder, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

11. Successors and Assigns. All covenants and agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

12. Severability. In case any one or more of the provisions contained in this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or the Notes.

13. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

c/o Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Attn: Secretary

14. Amendments and Modification. This Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

STANDARD PACIFIC ESCROW LLC,

by: Standard Pacific Investment Corp., its sole member

by
Name:
Title:

STANDARD PACIFIC CORP.,

by
Name:
Title:

[SUBSIDIARY GUARANTORS],

by
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,

by
Name:
Title:

EXHIBIT 2

Standard Pacific Escrow LLC

In care of

[            ]

[            ]

[            ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 10.750% Senior Notes due 2016 (the “Notes”) of Standard Pacific Escrow LLC (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes, to offer, sell, pledge or otherwise transfer only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (iv) pursuant to an effective registration statement under the Securities Act, (v) to the Company or any of its subsidiaries or (vi) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act), and in each of cases (i) through (vi), in accordance with any applicable securities laws of a

State of the United States. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (vi), the transferee shall furnish to the Trustee a letter substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Company and the Trustee that such transfer is in compliance with the Securities Act.

3. We understand that the Notes will, until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(d)(1) of the Securities Act, unless otherwise agreed by the Company and the holder thereof, bear a restrictive legend.

TRANSFEREE: ,

by: